Exhibit 99.1

For Immediate Release
Contact: Andrew Fisher
(202) 483-7000
Afisher@unither.com

UNITED THERAPEUTICS CORPORATION WITHDRAWS EUROPEAN MARKETING AUTHORIZATION APPLICATION FOR TYVASO FOR THE TREATMENT OF PULMONARY ARTERIAL HYPERTENSION

Conference Call to be Held at 9:00 a.m. Eastern Time Today, February 19, 2010

Silver Spring, MD, February 19, 2010:  United Therapeutics Corporation (NASDAQ: UTHR) announced today that it has withdrawn its Marketing Authorization Application (MAA) for Tyvaso (treprostinil sodium) 0.6 mg/ml nebuliser solution for the treatment of pulmonary arterial hypertension (PAH) in the European Union.

United Therapeutics submitted its MAA for Tyvaso to the European Medicines Agency (EMA) in December 2008.  The data included in the MAA is based upon clinical work performed from 2005 to 2007 by United Therapeutics’ wholly-owned subsidiary Lung Rx, LLC.  The MAA was withdrawn following communication from the Committee for Medicinal Products for Human Use (CHMP) of the EMA citing a major objection.  The major objection noted that findings of non-compliance with good clinical practices (GCP) at two clinical sites would preclude a recommendation by the EMA for approval of the MAA for Tyvaso.

“Notwithstanding the fact that the EMA’s major objection noted findings of non-compliance with good clinical practices, it is important to note that there were no major objections related to the safety or efficacy of Tyvaso” said Roger Jeffs, Ph.D., United Therapeutics’ President and Chief Operating Officer.

“Our revenue growth targets are unaffected by the withdrawal,” said Martine Rothblatt, Ph.D., United Therapeutics’ Chairman and Chief Executive Officer.  “We have long based our growth targets on the estimated 30,000 diagnosed PAH patients in the US, including approximately 12,000 New York Heart Association Class III patients.”

Conference Call

We will host a half-hour teleconference on Friday, February 19, 2010, at 9:00 a.m. Eastern Time. The teleconference is accessible by dialing (888) 211-7449, with international callers dialing (913) 312-0961. A rebroadcast of the teleconference will be available for one week by dialing (888) 203-1112, with international callers dialing (719) 457-0820 and using access code 3784360.

This teleconference is also being webcast and can be accessed via our website at http://ir.unither.com/events.cfm.

About Tyvaso

Tyvaso is an inhaled medicine used to treat PAH, a life-threatening disease that constricts the flow of blood through the pulmonary vasculature.  Tyvaso contains the same active ingredient (treprostinil) as Remodulin (treprostinil) Injection, which is also approved for the treatment of PAH.  Tyvaso is marketed by United Therapeutics and its wholly-owned subsidiary, Lung Rx, LLC.

About United Therapeutics

United Therapeutics Corporation is a biotechnology company focused on the development and commercialization of unique products to address the unmet medical needs of patients with chronic and life-threatening conditions.

Forward-looking Statements

Statements included in this press release concerning the impact of the GCP shortcomings identified by the EMA, the benefits of Tyvaso for patients, the number of diagnosed US PAH patients, and our revenue growth targets are

“forward-looking statements” within the meaning of the safe harbor contained in the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are qualified by the cautionary statements, cautionary language and risk factors set forth in our periodic reports and documents filed with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and current reports on Form 8-K, which could cause actual results to differ materially from anticipated results.  We are providing this information as of February 19, 2010, and assume no obligation to update or revise the information contained in this press release whether as a result of new information, future events or any other reason.  [uthr-g]

Tyvaso and Remodulin are registered trademarks of United Therapeutics Corporation.

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